UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2023

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Directors

The Board of Directors (the “Board”) of Catalyst Pharmaceuticals, Inc. (the “Company”), in conformity with the Company’s bylaws, has increased the size of the Board from seven members to eight members and has appointed Tamar Thompson to the Board. Ms. Thompson will serve until the Company’s 2023 annual meeting of stockholders or until her resignation or death, if earlier.

Ms. Thompson has more than twenty years of leadership experience in health care, health policy strategy, government affairs, and market access, with a diverse background across multiple healthcare sectors and therapeutic categories, including rare diseases, with a focus on developing strategic and tactical recommendations to ensure optimal reimbursement and market access for rare disease products. Ms. Thompson currently serves as Vice President, Head of Global Corporate Affairs for Alexion Pharmaceutical, AstraZeneca Rare Diseases. Prior to joining Alexion, Ms. Thompson served as Executive Director, State Government Affairs and Federal Policy for Bristol-Myers Squibb Company. Prior to joining Bristol Myers Squibb, she served as a strategic policy advisor and consultant for various governmental affairs firms based in Washington, D.C. Ms. Thompson received a Master of Science in Health Sciences with a concentration in Public Health from Trident University in Cypress, California, and currently serves on the Board of Directors of Avidity Biosciences.

There is no family relationship between Ms. Thompson, on the one hand, and any of the Company’s officers or other directors, on the other hand. Further, there are no understandings or arrangements between Ms. Thompson, on the one hand, and any other person, on the other hand, pursuant to which Ms. Thompson was selected as a director. Finally, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and as to which the amount exceed $120,000, in which Ms. Thompson had or will have a direct or indirect material interest. Ms. Thompson has not yet been appointed to any committees of the Board.

On May 30, 2023, the Company issued a press release announcing the appointment of Ms. Thompson to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 10-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on May 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: May 30, 2023

3